UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On May 26, 2016, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The Amendment added Article II, Section 11(b) which sets forth certain information that must be provided upon request by any nominee proposed for election to the Board. This information includes, among other things, any agreements or arrangements regarding how the nominee will vote on any matter and any compensatory or other financial arrangements related to the nominees service as a nominee or director. Such changes only require potential additional disclosure, but do not otherwise affect the procedures or requirements for nominees to the Board.

The Board approved these changes to ensure transparency when evaluating director nominations.

The above description is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Viavi Solutions Inc., effective as of May 26, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

June 1, 2016